Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS FIRST QUARTER 2010 ADJUSTED DILUTED EPS OF

$0.27, DOMESTIC UNIT GROWTH OF 2.9%

SILVER SPRING, MD. (April 26, 2010) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for first quarter 2010:

•

Adjusted diluted earnings per share (“EPS”) for first quarter 2010 were $0.27 compared to $0.27 for the same period of the prior year. Diluted EPS were $0.26 for first quarter 2010 compared to $0.27 for first quarter 2009. Adjusted diluted EPS for first quarter 2010 exclude certain special items, as described below, totaling $0.01.

•

Excluding special items, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $26.4 million for the three months ended March 31, 2010, compared to $30.3 million for the same period of 2009. Operating income for the three months ended March 31, 2010 and 2009 were $23.8 million and $27.8 million, respectively.

•

Franchising revenues declined 6% from $51.0 million for the three months ended March 31, 2009 to $47.7 million for the same period of 2010. Total revenues for the three months ended March 31, 2010 declined 6% compared to the same period of 2009.

•

Interest and other investment income for the three months ended March 31, 2010 improved by approximately $1.9 million from the same period of the prior year primarily due to the appreciation in the fair value of investments held in the company’s non-qualified employee benefit plans during the current period compared to a decline in the fair value of these investments in the same period of the prior year.

•	Domestic unit and room growth increased 2.9 percent and 2.4 percent, respectively, from March 31, 2009.

•	Domestic system-wide revenue per available room (“RevPAR”) declined 10.3% for the first quarter of 2010 compared to the same period of 2009.

•	The effective royalty rate increased 8 basis points to 4.34% for the three months ended March 31, 2010 compared to 4.26% for the same period of the prior year.

•	The company executed 55 new domestic hotel franchise contracts for the three months ended March 31, 2010, a decline of 8% compared to the 60 contracts executed in the same period of the prior year.

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•

The number of domestic hotels under construction, awaiting conversion or approved for development declined 27% from March 31, 2009 to 657 hotels representing 52,483 rooms; the worldwide pipeline declined 25% from March 31, 2009 to 759 hotels representing 60,704 rooms.

“While the domestic RevPAR and franchise sales environment remained challenging during the first quarter, the company’s overall franchise sales results and recent RevPAR trends indicate some stabilization in this environment,” said Stephen P. Joyce, president and chief executive officer. “As the domestic RevPAR and hotel transaction environment improves, we believe that Choice will remain a top choice for hotel developers, on account of our well-known family of brands, our ability to deliver guests to our franchisees’ hotels and our range of centralized support services designed to enhance our franchisees’ profitability.”

Special Items

During the three months ended March 31, 2010, the company recorded employee termination benefits of approximately $0.4 million representing adjusted diluted EPS of $0.01 for the three months ended March 31, 2010.

During the three months March 31, 2009, the company recorded employee termination benefits of approximately $0.4 million representing adjusted diluted EPS of $0.00 for the three months ended March 31, 2009.

Outlook for 2010

The company’s second quarter 2010 diluted EPS is expected to be at least $0.42. The company expects full-year 2010 diluted EPS to be between $1.68 and $1.72. Adjusted EBITDA for full-year 2010 are expected to be between $166 million and $170 million. These estimates include the following assumptions:

•	The company expects net domestic unit growth of approximately 2% in 2010;

•	RevPAR is expected to decline approximately 2% for second quarter of 2010 and decline between 1% and 3% for full-year 2010;

•	The effective royalty rate is expected to increase 6 basis points for full-year 2010;

•	All figures assume the existing share count and an effective tax rate of 35.8% for the second quarter and full-year 2010;

•	Projections assume that the company’s existing credit facility remains in place for full-year 2010.

Use of Free Cash Flow

The company has historically used its free cash flow (cash flow from operations less capital expenditures) to return value to shareholders, primarily through share repurchases and dividends.

For the three months ended March 31, 2010 the company paid $10.9 million of cash dividends to shareholders. The current quarterly dividend rate per common share is $0.185, subject to declaration by our board of directors.

During the three months ended March 31, 2010, the company purchased approximately 0.2 million shares of its common stock at an average price of $31.75 for a total cost of $6.9 million under the share repurchase program and has authorization to purchase up to an additional 3.6 million shares under this program. We expect to continue making repurchases in the open market and through privately negotiated transactions, subject to market and other conditions. No minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 43.1 million shares of its common stock for a total cost of $1 billion through March 31, 2010. Considering the effect of a two-for-one stock split in October 2005, the company had repurchased 76.1 million shares through March 31, 2010 under the share repurchase program at an average price of $13.33 per share.

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Our Board has authorized us to enter into programs which permit us to offer financing, investment and guaranty support to qualified franchisees as well as to acquire and resell real estate to incent franchise development for certain brands in top markets. We expect to opportunistically deploy this capital over the next several years. Our annual investment in these programs is dependent on market and other conditions. Notwithstanding these programs, the company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Conference Call

Choice will conduct a conference call on Tuesday, April 27, 2010 at 10:00 a.m. EDST to discuss the company’s first quarter 2010 results. The dial-in number to listen to the call is 1-800-299-7098, and the access code is 88998398. International callers should dial 1-617-801-9715 and enter the access code 88998398. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 1:00 p.m. EDST on April 27, 2010 through May 27, 2010 by calling 1-888-286-8010 and entering access code 18022472. The international dial-in number for the replay is 617-801-6888, access code 18022472. In addition, the call will be archived and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc. franchises more than 6,000 hotels, representing more than 485,000 rooms, in the United States and more than 35 other countries and territories. As of March 31, 2010, more than 600 hotels are under construction, awaiting conversion or approved for development in the United States, representing more than 52,000 rooms, and more than 100 hotels, representing approximately 8,200 rooms, are under construction, awaiting conversion or approved for development in more than 20 other countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide. In addition, via its Ascend Collection membership program, travelers in the United States, Canada and the Caribbean have upscale lodging options at historic, boutique and unique hotels.

Additional corporate information may be found on the Choice Hotels International, Inc. Web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities law. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” project,” “assume” or similar words of futurity identify statements that are forward-looking and that we intend to be included within the Safe Harbor protections provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

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Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the Risk Factors section of the company’s Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 1, 2010. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements

Adjusted diluted EPS, adjusted EBITDA, adjusted SG&A, franchising revenues and adjusted franchising margins are non-GAAP financial measurements. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as diluted earnings per share, operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is a commonly used measure of performance in our industry. In addition, it is used by analysts, lenders, investors and others, as well as by us, to facilitate comparisons between the company and its competitors because it excludes certain items that can vary widely across different industries or among companies within the same industry.

Franchising Revenues and Margins: The company reports franchising revenues and margins which exclude marketing and reservation revenues and hotel operations. Marketing and reservation activities are excluded from revenues and operating margins since the company is contractually required by its franchise agreements to use these fees collected for marketing and reservation activities. Cumulative reservation and marketing fees not expended are recorded as a payable on the company’s financial statements and are carried over to the next fiscal year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are recorded as a receivable on the company’s financial statements. In addition, the company has the contractual authority to require that the franchisees in the system at any given point repay the company for any deficits related to marketing and reservation activities. Hotel operations are excluded since they do not reflect the most accurate measure of the company’s core franchising business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Adjusted Diluted EPS, Adjusted EBITDA, Adjusted SG&A and Adjusted Franchising Margins: The company’s management also uses adjusted diluted EPS, adjusted EBITDA, adjusted SG&A and adjusted franchising margins which exclude employee termination benefits for the three months ended March 31, 2010 and 2009. The company utilizes these non-GAAP measures to enable investors to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

Contacts

David White, Senior Vice President, Chief Financial Officer & Treasurer

(301) 592-5117

David Peikin, Senior Director, Corporate Communications

(301) 592-6361

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, Rodeway Inn and Ascend Collection are proprietary trademarks and service marks of Choice Hotels International.

© 2010 Choice Hotels International, Inc. All rights reserved.

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Exhibit 1

Choice Hotels International, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
			Variance
	2010	2009	$	%
(In thousands, except per share amounts)
REVENUES:
Royalty fees	$41,021	$43,441	$(2,420)	(6)%
Initial franchise and relicensing fees	1,912	2,649	(737)	(28)%
Procurement services	3,245	3,390	(145)	(4)%
Marketing and reservation	58,840	62,042	(3,202)	(5)%
Hotel operations	867	1,118	(251)	(22)%
Other	1,536	1,518	18	1%

Total revenues	107,421	114,158	(6,737)	(6)%

OPERATING EXPENSES:
Selling, general and administrative	21,816	21,461	355	2%
Depreciation and amortization	2,172	2,115	57	3%
Marketing and reservation	58,840	62,042	(3,202)	(5)%
Hotel operations	756	785	(29)	(4)%

Total operating expenses	83,584	86,403	(2,819)	(3)%

Operating income	23,837	27,755	(3,918)	(14)%

OTHER INCOME AND EXPENSES:
Interest expense	621	1,540	(919)	(60)%
Interest and other investment (income) loss	(1,077)	832	(1,909)	(229)%
Equity in net income of affiliates	(353)	(218)	(135)	62%

Total other income and expenses, net	(809)	2,154	(2,963)	(138)%

Income before income taxes	24,646	25,601	(955)	(4)%
Income taxes	8,853	9,293	(440)	(5)%

Net income	$15,793	$16,308	$(515)	(3)%

Weighted average shares outstanding-basic	59,514	60,532

Weighted average shares outstanding-diluted	59,600	60,851

Basic earnings per share	$0.27	$0.27	$—	0%

Diluted earnings per share	$0.26	$0.27	$(0.01)	(4)%

Exhibit 2

Choice Hotels International, Inc.
Consolidated Balance Sheets

(In thousands, except per share amounts)	March 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS

Cash and cash equivalents	$65,593	$67,870
Accounts receivable, net	41,642	41,898
Deferred income taxes	7,980	7,980
Other current assets	17,081	10,114

Total current assets	132,296	127,862

Fixed assets and intangibles, net	134,954	133,999
Receivable — marketing and reservation fees	47,484	33,872
Investments, employee benefit plans, at fair value	22,319	20,931
Other assets	23,587	23,373

Total assets	$360,640	$340,037

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$63,793	$70,933
Deferred revenue	60,934	51,765
Deferred compensation & retirement plan obligations	3,086	2,798
Other current liabilities	10,821	6,310

Total current liabilities	138,634	131,806

Long-term debt	293,900	277,700
Deferred compensation & retirement plan obligations	33,865	34,956
Other liabilities	9,195	9,787

Total liabilities	475,594	454,249

Common stock, $0.01 par value	596	595
Additional paid-in-capital	87,005	90,731
Accumulated other comprehensive loss	339	333
Treasury stock, at cost	(872,147)	(870,302)
Retained earnings	669,253	664,431

Total shareholders’ deficit	(114,954)	(114,212)

Total liabilities and shareholders’ deficit	$360,640	$340,037

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Three Months Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,793	$16,308

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,172	2,115
Provision for bad debts	856	350
Non-cash stock compensation and other charges	2,670	2,406
Non-cash interest and other (income) loss	(987)	949
Dividends received from equity method investments	—	166
Equity in net income of affiliates	(353)	(218)

Changes in assets and liabilities, net of acquisitions:
Receivables	(435)	4,455
Receivable - marketing and reservation fees, net	(10,909)	(10,370)
Accounts payable	3,294	(9,095)
Accrued expenses	(10,611)	(8,708)
Income taxes payable/receivable	4,667	8,321
Deferred income taxes	(65)	—
Deferred revenue	9,138	8,964
Other assets	(6,898)	456
Other liabilities	(1,352)	(5,643)

NET CASH PROVIDED BY OPERATING ACTIVITIES	6,980	10,456

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(4,558)	(2,068)
Acquisitions, net of cash acquired	(466)	—
Purchases of investments, employee benefit plans	(1,104)	(2,003)
Proceeds from sales of investments, employee benefit plans	522	1,149
Issuance of notes receivable	(534)	(948)
Collections of notes receivable	10	2
Other items, net	(124)	(74)

NET CASH USED IN INVESTING ACTIVITIES	(6,254)	(3,942)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings pursuant to revolving credit facility	16,200	25,400
Excess tax benefits from stock-based compensation	49	694
Purchase of treasury stock	(8,936)	(19,308)
Dividends paid	(10,945)	(11,157)
Proceeds from exercise of stock options	648	2,711

NET CASH USED IN FINANCING ACTIVITIES	(2,984)	(1,660)

Net change in cash and cash equivalents	(2,258)	4,854
Effect of foreign exchange rate changes on cash and cash equivalents	(19)	(139)
Cash and cash equivalents at beginning of period	67,870	52,680

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$65,593	$57,395

Exhibit 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Three Months Ended March 31, 2010*			For the Three Months Ended March 31, 2009*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
Comfort Inn	$71.02	42.8%	$30.36	$73.96	45.9%	$33.96	(4.0)%	(310) bps	(10.6)%
Comfort Suites	79.21	43.7%	34.64	84.48	47.1%	39.77	(6.2)%	(340) bps	(12.9)%
Sleep	64.76	41.2%	26.67	67.49	44.9%	30.32	(4.0)%	(370) bps	(12.0)%

Midscale without Food & Beverage	72.24	42.8%	30.89	75.56	46.0%	34.79	(4.4)%	(320) bps	(11.2)%

Quality	61.59	37.0%	22.77	64.73	39.1%	25.29	(4.9)%	(210) bps	(10.0)%
Clarion	69.45	33.6%	23.32	74.03	37.0%	27.35	(6.2)%	(340) bps	(14.7)%

Midscale with Food & Beverage	63.19	36.2%	22.89	66.57	38.6%	25.72	(5.1)%	(240) bps	(11.0)%

Econo Lodge	49.58	35.6%	17.65	51.65	37.1%	19.14	(4.0)%	(150) bps	(7.8)%
Rodeway	45.44	36.3%	16.51	49.60	37.0%	18.34	(8.4)%	(70) bps	(10.0)%

Economy	48.31	35.8%	17.31	51.07	37.0%	18.92	(5.4)%	(120) bps	(8.5)%

MainStay	63.11	52.1%	32.86	71.08	50.5%	35.90	(11.2)%	160 bps	(8.5)%
Suburban	37.22	58.8%	21.89	42.60	52.0%	22.15	(12.6)%	680 bps	(1.2)%

Extended Stay	44.02	56.9%	25.03	50.25	51.6%	25.92	(12.4)%	530 bps	(3.4)%

Total	$65.01	40.1%	$26.03	$68.39	42.4%	$29.02	(4.9)%	(230) bps	(10.3)%

	For the Quarter Ended*
	3/31/2010	3/31/2009
System-wide effective royalty rate	4.34%	4.26%

*	Operating statistics represent hotel operations from December through February

Exhibit 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	March 31, 2010		March 31, 2009		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,445	113,266	1,452	114,008	(7)	(742)	(0.5)%	(0.7)%
Comfort Suites	620	48,180	560	43,694	60	4,486	10.7%	10.3%
Sleep	389	28,377	366	26,956	23	1,421	6.3%	5.3%

Midscale without Food & Beverage	2,454	189,823	2,378	184,658	76	5,165	3.2%	2.8%

Quality	976	88,394	926	85,943	50	2,451	5.4%	2.9%
Clarion	168	24,336	155	22,562	13	1,774	8.4%	7.9%

Midscale with Food & Beverage	1,144	112,730	1,081	108,505	63	4,225	5.8%	3.9%

Econo Lodge	786	48,519	821	51,288	(35)	(2,769)	(4.3)%	(5.4)%
Rodeway	373	21,118	352	20,442	21	676	6.0%	3.3%

Economy	1,159	69,637	1,173	71,730	(14)	(2,093)	(1.2)%	(2.9)%

MainStay	36	2,797	37	2,867	(1)	(70)	(2.7)%	(2.4)%
Suburban	62	7,474	64	7,675	(2)	(201)	(3.1)%	(2.6)%

Extended Stay	98	10,271	101	10,542	(3)	(271)	(3.0)%	(2.6)%

Ascend Collection	30	2,459	21	1,363	9	1,096	42.9%	80.4%
Cambria Suites	20	2,326	13	1,448	7	878	53.8%	60.6%

Domestic Franchises	4,905	387,246	4,767	378,246	138	9,000	2.9%	2.4%

International Franchises	1,127	100,018	1,099	97,989	28	2,029	2.5%	2.1%

Total Franchises	6,032	487,264	5,866	476,235	166	11,029	2.8%	2.3%

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Three Months Ended March 31, 2010			For the Three Months Ended March 31, 2009			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	1	8	9	—	7	7	NM	14%	29%
Comfort Suites	2	—	2	1	1	2	100%	(100)%	0%
Sleep	2	—	2	2	—	2	0%	NM	0%

Midscale without Food & Beverage	5	8	13	3	8	11	67%	0%	18%

Quality	1	11	12	1	23	24	0%	(52)%	(50)%
Clarion	—	3	3	—	6	6	NM	(50)%	(50)%

Midscale with Food & Beverage	1	14	15	1	29	30	0%	(52)%	(50)%

Econo Lodge	—	10	10	—	9	9	NM	11%	11%
Rodeway	1	11	12	1	7	8	0%	57%	50%

Economy	1	21	22	1	16	17	0%	31%	29%

MainStay	2	—	2	—	1	1	NM	(100)%	100%
Suburban	1	—	1	—	—	—	NM	NM	NM

Extended Stay	3	—	3	—	1	1	NM	(100)%	200%

Ascend Collection	—	2	2	—	—	—	NM	NM	NM
Cambria Suites	—	—	—	1	—	1	(100)%	NM	(100)%

Total Domestic System	10	45	55	6	54	60	67%	(17)%	(8)%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	March 31, 2010 Units			March 31, 2009 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	43	81	124	48	118	166	(5)	(10)%	(37)	(31)%	(42)	(25)%
Comfort Suites	—	154	154	2	253	255	(2)	(100)%	(99)	(39)%	(101)	(40)%
Sleep Inn	1	115	116	1	151	152	—	0%	(36)	(24)%	(36)	(24)%

Midscale without Food & Beverage	44	350	394	51	522	573	(7)	(14)%	(172)	(33)%	(179)	(31)%

Quality	39	13	52	64	13	77	(25)	(39)%	—	0%	(25)	(32)%
Clarion	16	6	22	27	7	34	(11)	(41)%	(1)	(14)%	(12)	(35)%

Midscale with Food & Beverage	55	19	74	91	20	111	(36)	(40)%	(1)	(5)%	(37)	(33)%

Econo Lodge	39	4	43	35	4	39	4	11%	—	0%	4	10%
Rodeway	33	3	36	48	3	51	(15)	(31)%	—	0%	(15)	(29)%

Economy	72	7	79	83	7	90	(11)	(13)%	—	0%	(11)	(12)%

MainStay	—	39	39	—	36	36	—	NM	3	8%	3	8%
Suburban	—	26	26	—	30	30	—	NM	(4)	(13)%	(4)	(13)%

Extended Stay	—	65	65	—	66	66	—	NM	(1)	(2)%	(1)	(2)%

Ascend Collection	4	4	8	—	1	1	4	NM	3	300%	7	700%
Cambria Suites	—	37	37	—	55	55	—	NM	(18)	(33)%	(18)	(33)%

	175	482	657	225	671	896	(50)	(22)%	(189)	(28)%	(239)	(27)%

Exhibit 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND ADJUSTED FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended March 31,
	2010	2009
Franchising Revenues:

Total Revenues	$107,421	$114,158
Adjustments:
Marketing and reservation revenues	(58,840)	(62,042)
Hotel operations	(867)	(1,118)

Franchising Revenues	$47,714	$50,998

Franchising Margins:

Operating Margin:
Total Revenues	$107,421	$114,158
Operating Income	$23,837	$27,755

Operating Margin	22.2%	24.3%

Adjusted Franchising Margin:

Franchising Revenues	$47,714	$50,998

Operating Income	$23,837	$27,755
Employee termination benefits	352	374
Hotel operations	(111)	(333)

	$24,078	$27,796

Adjusted Franchising Margins	50.5%	54.5%

CALCULATION OF ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE COSTS

(dollar amounts in thousands)	Three Months Ended March 31,
	2010	2009
Selling, general and administrative costs	$21,816	$21,461
Employee termination benefits	(352)	(374)

Adjusted Selling, General and Administrative Costs	$21,464	$21,087

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended March 31,
	2010	2009
Net Income	$15,793	$16,308
Adjustments:
Employee termination benefits	220	234

Adjusted Net Income	$16,013	$16,542

Weighted average shares outstanding-diluted	59,600	60,851
Diluted Earnings Per Share	$0.26	$0.27
Adjustments:
Employee termination benefits	0.01	—

Adjusted Diluted Earnings Per Share (EPS)	$0.27	$0.27

Adjusted EBITDA Reconciliation

(in millions)
	Q1 2010 Actuals	Q1 2009 Actuals	Full-Year 2010 Outlook
Operating Income (per GAAP)	$23.8	$27.8	$157.1 – $161.1
Employee termination benefits	0.4	0.4	0.4
Depreciation and amortization	2.2	2.1	8.5

Adjusted Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$26.4	$30.3	$166 – $170